Exhibit 99.1

Inotiv, Inc. Announces First Quarter Fiscal 2022 Financial Results

WEST LAFAYETTE, IN, February 10, 2022 – Inotiv, Inc. (NASDAQ: NOTV) (the “Company”, “We”, “Our” or “Inotiv”), ”), a leading contract research organization specializing in nonclinical and analytical drug discovery and development services and research models and related products and services, today announced financial results for the three months ended December 31, 2021 (“Q1 FY 2022”).

Q1 FY 2022 Highlights

•	Revenue grew 370.4% to $84.2 million, from $17.9 million during the three months ended December 31, 2020 (“Q1 FY 2021”), driven by internal growth of $4.9 million and incremental revenue from HistoTox Labs, Inc. (“HistoTox Labs”), Bolder BioPATH, Inc. (“Bolder BioPATH”), Gateway Pharmacology Laboratories LLC (“Gateway Pharmacology”), Plato BioPharma, Inc. (“Plato BioPharma”) and Envigo RMS Holding Corp. (“Envigo”) totaling $61.4 million. RMS revenue in Q1 FY 2022 reflected a partial quarter contribution from Envigo, which was acquired on November 5, 2021.

•	Gross profit increased 227.1% to $19.3 million, from $5.9 million in Q1 FY 2021, reflecting additional gross profit from acquisitions and a 412 basis point expansion in gross margin on organic growth for discovery and safety assessment services (“DSA”) to 36.9%.

•	Operating loss totaled $(33.6) million, compared to operating income of $14,000 in Q1 FY 2021, reflecting an increase in operating expenses, which more than offset higher gross profit on higher revenue. The increase in operating expenses reflects post combination non-cash stock compensation expense relating to the adoption of the Envigo Equity Plan recognized in connection with the Envigo acquisition of $23.0 million and higher strategic investment in unallocated corporate general and administrative expense (“G&A”) to support additional future revenue growth, which included recruiting and relocation expense, higher compensation expense, transaction costs related to the acquisitions of Plato and Envigo, an increase in sales commissions due to higher sales awards and an increase in startup costs for internal investments in new service offerings.

•	Net loss attributable to common shareholders was $(83.0) million, or $(3.93) per basic and diluted share, compared to a net loss of $(366,000), or $(0.03) per basic and diluted share, in Q1 FY 2021. Net loss for Q1 FY 2022 includes post combination non-cash stock compensation expense relating to the adoption of the Envigo Equity Plan recognized in connection with the Envigo acquisition of $23.0 million and $56.7 million of fair value remeasurement on the embedded derivative component of the convertible notes issued in September 2021.

•	Adjusted EBITDA increased 621.4% to $10.1 million or 12.0% of total revenue, from $1.4 million or 7.8% of total revenue in Q1 FY 2021.

•	Book-to-bill ratio of 1.78x for DSA services business.

•	Ending DSA backlog of $104.6 million, up 130.9% compared to $45.3 million at December 31, 2020, and up 28.5% from $81.4 million at September 30, 2021.

Significant Events during Q1 FY 2022

•	On October 4, 2021, announced the acquisition of Plato BioPharma, a Colorado-based in vivo pharmacology research and drug discovery company specializing in cardiovascular, renal, pulmonary and hepatic therapeutic areas.

•	On November 5, 2021, announced the completion of the acquisition of Envigo, a leading global provider of research models and services, for base cash consideration of $271.0 million, including adjustments for net working capital and cash balances as provided in the merger agreement of approximately $13.0 million and $48.0 million, respectively, and 9,036,538 Inotiv common shares. The common shares included in the merger consideration include 790,620 shares issuable upon the exercise of certain Envigo stock options that were assumed by the Company in the transaction.

•	In connection with the acquisition of Envigo, the Company announced on November 5, 2021 a new senior secured term loan facility of $165.0 million to fund the cash portion of the acquisition, in addition to using net proceeds from the senior convertible notes issued September 27, 2021. The term loan facility will accrue interest at the prevailing LIBOR rate, plus a margin of between 6.00% and 6.50%. The initial interest rate is LIBOR plus 6.25%, and the term loan facility will mature on November 5, 2026.

•	On December 29, 2021, we closed on the acquisition of the rabbit breeding and supply business of Robinson Services Inc. (“RSI”), a North Carolina-based provider of high-quality animal models, which was announced on January 6, 2022.

Subsequent Events

•	On January 4, 2022, announced a collaboration with Synexa Life Sciences, a world leader in clinical biomarker and bioanalysis research services, that will accelerate the Company’s development of biomarkers essential to the understanding of safety and efficacy of novel biotherapeutics, enhancing the Company’s core preclinical DSA services.

•	On January 10, 2022, announced the purchase of Integrated Laboratory Systems, LLC (“ILS”), a contract research organization (“CRO”), located in Morrisville, North Carolina, specializing in genetic toxicology, in vivo and in vitro toxicology, pathology, molecular biology, bioinformatics and computational toxicology services. Transaction consideration totaled $56.0 million, consisting of: $38.0 million in cash and 429,118 Inotiv common shares having a value of $18.0 million based on the volume weighted average closing price of Company shares as reported by NASDAQ for the twenty trading-day period ending on January 6, 2022. ILS operates in two leased facilities with a total of 50,000 square feet, including a vivarium that is accredited by the Association for Assessment and Accreditation of Laboratory Animal Care, and recognized revenue of approximately $20.0 million in 2021.

•	On January 10, 2022, the Company borrowed the full amount of its existing $35.0 million delayed draw term loan facility (the "DDTL") under its credit agreement dated November 5, 2021 to fund the purchase of ILS.

•	On January 27, 2022, announced the purchase of Orient BioResource Center, Inc. (“OBRC), from Orient Bio, Inc., a preclinical CRO and animal model supplier based in Seongnam, South Korea. OBRC is a primate quarantine and holding facility located near Alice, Texas. Consideration for the OBRC stock consisted of $28.2 million in cash, subject to certain adjustments, and 677,339 of the Company's common shares. As part of the purchase consideration, the Company agreed to leave in place a payable owed by OBRC to the Seller in the amount of $3.7 million. The payable will not bear interest and is required to be paid to the Seller on the date that is 18 months after the Closing.

•	In connection with the purchase of OBRC, the Company entered into a first amendment to its existing credit agreement on January 27, 2022. The amendment provides for, among other things, an increase to the existing term loan facility in the original principal amount of $40.0 million (“Incremental Term Loans”) and a new delayed draw term loan in the amount of $35.0 million, which amount is available to be drawn up to 24 months from the date of the amendment. On January 27, 2022, the Company borrowed the full amount of the Incremental Term Loans, but did not borrow any amounts under the new delayed draw term loan.

Robert Leasure, Jr., the Company's President and Chief Executive Officer, commented, “Since the start of fiscal 2022, we have continued our momentum building Inotiv into a comprehensive provider of preclinical drug discovery and safety assessment services through our strategic acquisitions of Plato BioPharma and ILS and our collaboration with Synexa Life Sciences. Plato BioPharma brings us important new in vivo pharmacology capabilities, ILS complements our BioReliance® assets and accelerates the buildout of our genetic toxicology offerings, and the partnership with Synexa Life Sciences enhances our biomarker platform. Over the last few years, we’ve significantly broadened and scaled our DSA business, enabling one-stop-shop preclinical programs and quicker speed to market, positioning Inotiv as the primary contract research provider for our growing client base.”

Mr. Leasure continued, “The transformative acquisition of Envigo, which closed in the first quarter of fiscal 2022, established the foundation of our new Research Models and Services business, or RMS. Through Envigo, we secured access to critical research models essential for our clients’ success, further differentiating Inotiv from many of our peers. Following the Envigo acquisition, we took steps to leverage our existing RMS capacity with the acquisition of RSI’s rabbit breeding business and the acquisition of OBRC’s non-human primate facilities, which neighbor our Alice, Texas location. In an environment during which global research model demand outstrips supply, these moves mitigate potential supply bottlenecks as we pursue a multitude of cross-selling and growth opportunities across our integrated services. Finally, this quarter we augmented inorganic growth with another period of strong internal growth, reflecting our focus on delivering superior client experiences and investing in G&A to support new services and expansion. Our quarter-end DSA backlog of $104.6 million reinforces our optimism for continuing robust near-term revenue growth, and over the long-term we believe our strategy will deliver meaningfully higher operating margins as we scale.”

Q1 FY 2022 Review

Total revenue increased 370.4% to $84.2 million from $17.9 million in Q1 FY 2021, driven by a $14.9 million increase in DSA revenue and $51.4 million of incremental RMS revenue.

Revenue (in millions)
	(unaudited)	(unaudited)
Segment	Q1 FY 2022	Q1 FY 2021	Difference	% Change
DSA[1]	$32.8	$17.9	$14.9	+83.2%
RMS	$51.4	-	$51.4	NM
Total	$84.2	$17.9	$66.3	+370.4%

1 includes BASi Products

The acquisitions of HistoTox Labs, Bolder BioPATH, Gateway Pharmacology and Plato BioPharma added $10.0 million of service revenue and internal growth generated $4.9 million of service revenue in our DSA segment during Q1 FY 2022. Our acquisition of Envigo contributed $45.1 million of product revenue and $6.3 million of service revenue to our RMS segment during Q1 FY 2022. RMS revenue in Q1 FY 2022 reflected a partial quarter contribution from Envigo, which was acquired on November 5, 2021. We did not have any RMS revenue in the comparable prior year period.

Total gross profit increased to $19.3 million, or 22.9% of revenue, from $5.9 million, or 33.0% of revenue, in Q1 FY 2021. The decrease in the gross profit as a percent of revenue is due to RMS products that have a lower gross profit as a percent of revenue compared to DSA services. There was $3.7 million of non-cash amortization which negatively impacted the gross profit percentage by 4.4%.

Gross Profit[1] (in millions)
	(unaudited)		(unaudited)
Segment	Q1 FY 2022	% of Segment Revenue	Q1 FY 2021	% of Revenue
DSA[2]	$12.2	37.2%	$5.9	33.0%
RMS	$7.1	13.8%	-	-
Total	$19.3	22.9%	$5.9	33.0%

1 excludes amortization of intangible assets

2 includes BASi Products

DSA gross profit for Q1 FY 2022 was $12.2 million, or 37.2% of DSA revenue, compared to $5.9 million, or 33.0% of DSA revenue, in Q1 FY 2021. The year over year increase in gross profit percentage was primarily driven by higher margins on acquisitions of HistoTox Labs, Bolder BioPATH and Gateway Pharmacology and greater utilization of recently expanded capacity.

RMS gross profit for Q1 FY 2022 was $7.1 million or 13.8% of RMS revenue. There was $3.7 million of non-cash amortization which negatively impacted the gross profit percentage by 4.4%. We did not have any RMS gross profit in the comparable period.

Operating expenses increased by 698.3%, or $47.1 million, due to acquisitions and cost increases as the Company continued to build the infrastructure for growth, which included additional headcount, recruiting, relocation expense, post combination non-cash stock compensation expense relating to the adoption of the Envigo Equity Plan recognized in connection with the Envigo acquisition of $23.0 million and investments in building out new service offerings. Additionally, there was an increase in selling expenses due to an increase in travel cost as our sales and marketing teams have traveled more as the COVID-19 pandemic eases and an increase in commissions due to higher sales awards. During Q1 FY 2022, we continued investing in internal capabilities to provide additional service offerings such as laboratory solutions, medical device pathology, biotherapeutics and genetic toxicology.

Net loss attributable to common shareholders was $(83.0) million, or $(3.93) per basic and diluted share, compared to a net loss of $(366,000), or $(0.03) per basic and diluted share, in Q1 FY 2021. Net loss for Q1 FY 2022 includes post combination non-cash stock compensation expense relating to the adoption of the Envigo Equity Plan recognized in connection with the Envigo acquisition of $23.0 million and $56.7 million of fair value remeasurement of the embedded derivative component of the convertible notes issued in September 2021.

Adjusted EBITDA increased 621.4% to $10.1 million or 12.0% of total revenue, from $1.4 million or 7.8% of total revenue in Q1 FY 2021.

Cash Provided by Operating Activities and Financial Condition

As of December 31, 2021, the Company had $42.4 million in cash and cash equivalents, a $0 balance on a $15.0 million revolving credit facility, and a delayed draw term loan facility (the “DDTL”) in the amount of $35.0 million available to be drawn down up to 18 months from the date of the credit agreement which was November 5, 2021. Total debt as of December 31, 2021 was $260.6 million.

On January 10, 2022, the Company borrowed the full amount of its DDTL to fund the purchase of ILS. Amounts outstanding under the DDTL will accrue interest at an annual rate equal to the LIBOR rate plus a margin of between 6.00% and 6.50%, depending on the Company’s then current secured leverage ratio (as defined in the credit agreement).  The initial adjusted LIBOR rate of interest is the LIBOR rate of 1.00% plus 6.25% for a total rate of 7.25%.

On January 27, 2022, the Company entered into a first amendment to its existing credit agreement. The amendment provides for, among other things, an increase to the existing term loan facility in the amount of $40.0 million (“Incremental Term Loans”) and a new delayed draw term loan in the amount of $35.0 million, which amount is available to be drawn up to 24 months from the date of the amendment. On January 27, 2022, the Company borrowed the full amount of the Incremental Term Loans, but did not borrow any amounts under the new delayed draw term loan.

Conference Call

Management will host a conference call on Thursday, February 10, 2022, at 4:30 pm ET to discuss first quarter reported results for fiscal year 2022.

Interested parties may participate in the call by dialing:

•	(877) 407-9753 (Domestic)
•	(201) 493-6739 (International)

The live conference call webcast also will be accessible in the Investors section of the Company’s website, and directly via the following link:

https://themediaframe.com/mediaframe/webcast.html?webcastid=cXkN5tYP

For those who cannot listen to the live broadcast, an online replay will be available in the Investors section of Inotiv’s web site at: https://www.inotivco.com/investors/investor-information/.

Non-GAAP to GAAP Reconciliation

This press release contains financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (GAAP), including Adjusted EBITDA for the three months ended December 31, 2021 and 2020 and selected business segment information for those periods. Adjusted EBITDA as reported herein refers to a financial performance measure that excludes from net income (loss) income statement line items interest expense and income taxes (benefit) expense, as well as non-cash charges for depreciation and amortization, stock option expense, non-recurring acquisition and integration costs, startup costs, foreign exchange losses, loss on debt extinguishment, amortization of inventory step up, gain on disposition of assets, loss on fair value remeasurement of convertible notes and other non-recurring third-party costs. The adjusted business segment information excludes from operating income and unallocated corporate G&A these same expenses.

The Company believes that these non-GAAP measures provide useful information to investors. Among other things, they may help investors evaluate the Company’s ongoing operations. They can assist in making meaningful period-over-period comparisons and in identifying operating trends that would otherwise be masked or distorted by the items subject to the adjustments. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources. Investors should consider these non-GAAP measures as supplemental and in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

Management has chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of our results and to illustrate our results giving effect to the non-GAAP adjustments shown in the reconciliation. Management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

About the Company

Inotiv, Inc. is a leading contract research organization dedicated to providing nonclinical and analytical drug discovery and development services and research models and related products and services. The Company’s products and services focus on bringing new drugs and medical devices through the discovery and preclinical phases of development, all while increasing efficiency, improving data, and reducing the cost of taking new drugs to market. Inotiv is committed to supporting discovery and development objectives as well as helping researchers realize the full potential of their critical R&D projects, all while working together to build a healthier and safer world. Further information about Inotiv can be found here: https://www.inotivco.com/.

This release may contain forward-looking statements that are subject to risks and uncertainties including, but not limited to, risks and uncertainties related to changes in the market and demand for our services and products, the development, marketing and sales of products and services, changes in technology, industry and regulatory standards, the timing of acquisitions and the successful closing, integration and business and financial impact thereof, near-term and long-term growth in revenue and operating margins, the impact of the COVID-19 pandemic on the economy, demand for our services and products and our operations, including the measures taken by governmental authorities to address the pandemic, which may precipitate or exacerbate other risks and/or uncertainties and various other market and operating risks, including those detailed in the Company's filings with the U.S. Securities and Exchange Commission.

Company Contact	Investor Relations
Inotiv, Inc.	The Equity Group Inc.
Beth A. Taylor, Chief Financial Officer	Kalle Ahl, CFA
(765) 497-8381	(212) 836-9614
btaylor@inotivco.com	kahl@equityny.com

Devin Sullivan
(212) 836-9608
dsullivan@equityny.com

Financial Tables Follow:

INOTIV, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended
	December 31,
	2021	2020
Service revenue	$38,176	$17,032
Product revenue	46,035	853
Total revenue	84,211	17,885
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	24,209	11,597
Cost of products sold (excluding amortization of intangible assets)	40,677	411
Selling	2,738	625
General and administrative	13,252	4,882
Amortization of intangible assets	3,396	160
Other operating expense	33,580	196
Operating income	(33,641)	14
Other income (expense):
Interest expense	(4,828)	(347)
Other (expense) income	(57,727)	—
Income (loss) before income taxes	(96,196)	(333)
Provision for income taxes	12,785	(33)
Consolidated net income (loss)	$(83,411)	$(366)
Less: Net income (expense) attributable to noncontrolling interests	(364)	—
Net income (loss) attributable to common shareholders	(83,047)	(366)

Earnings per common share
Net income attributable to common shareholders:
Basic and diluted	$(3.93)	$(0.03)

Weighted-average number of common shares outstanding:
Basic and diluted	21,124	11,016

Note – Certain prior quarter amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

INOTIV, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

(In thousands)

(Unaudited)

	Three Months Ended
	December 31,
	2021	2020
GAAP Consolidated net income (loss)	$(83, 411)	$(366)
Add back (a):
Interest expense	4,828	347
Income taxes (benefit) expense	(12,785)	33
Depreciation and amortization	6,024	1,065
Stock option expense (1)	23,932	181
Acquisition and integration costs (2)	8,808	—
Startup costs	957	160
Foreign exchange losses	320	—
Loss on debt extinguishment	877	—
Amortization of inventory step up	3,668	—
Other non-recurring, third party costs	439	—
Gain on disposition of assets	(249)	—
Loss on fair value remeasurement of convertible notes (3)	56,714	—
Adjusted EBITDA (b)	$10,122	$1,420

(a)	Adjustments to certain GAAP reported measures for the three months ended December 31, 2021 and 2020 include, but are not limited to, the following:
(1)	$23.0 million relates to post combination non-cash stock compensation expense relating to the adoption of the Envigo Equity Plan recognized in connection with the Envigo acquisition
(2)	For the three months ended December 31, 2021, charges for legal services, accounting services, travel, and other related activities in connection with the acquisitions of Plato BioPharma, Envigo and Robinson Services, Inc. (“RSI”).
(3)	For the three ended December 31, 2021, loss of $56,714 resulting from the fair value remeasurement of the embedded derivative component of the convertible notes.

(b)	Adjusted EBITDA - Earnings before interest expense, income taxes (benefit) expense, depreciation and amortization, stock option expense, non-recurring acquisition and integration costs, startup costs, foreign exchange losses, loss on debt extinguishment, amortization of inventory step up, other non-recurring, third party costs, gain on disposition of assets and loss on fair value remeasurement of the embedded derivative component of the convertible notes.

RECONCILIATION OF GAAP TO NON-GAAP SELECTED BUSINESS SEGMENT INFORMATION

In thousands

Unaudited

	Three Months Ended
	December
	2021	2020
DSA
Revenue	32,825	17,885
Operating income	6,042	3,277
Operating income as a % of total revenue	7.2%	18.3%
Add back:
Depreciation and amortization	2,541	872
Stock option expense	-	-
Acquisition and integration costs	-	-
Startup costs	957	160
Other non-recurring, third party costs	-	-
Total non-GAAP adjustments to operating income	3,498	1,032
Non-GAAP operating income	9,540	4,309
Non-GAAP operating income as a % of DSA revenue	29.1%	24.1%
Non-GAAP operating income as a % of total revenue	11.3%	24.1%

RMS
Revenue	51,386	N/A
Operating income/(loss)	80	N/A
Operating income/(loss) as a % of total revenue	0.0%	N/A
Add back:
Depreciation and amortization	3,483	N/A
Stock option expense	-	N/A
Acquisition and integration costs	-	N/A
Amortization of inventory step up	3,668	N/A
Startup costs	-	N/A
Other non-recurring, third party costs	439	N/A
Total non-GAAP adjustments to operating income/(loss)	7,590	N/A
Non-GAAP operating income/(loss)	7,670	N/A
Non-GAAP operating income/(loss) as a % of RMS revenue	14.9%	N/A
Non-GAAP operating income/(loss) as a % of total revenue	9.1%	N/A

Unallocated Corporate G&A	(39,764)	(3,263)
Unallocated corporate G&A as a % of total revenue	-47.2%	-18.2%
Add back:
Depreciation and amortization	-	193
Stock option expense	23,932	181
Acquisition and integration costs	8,808	-
Other non-recurring, third party costs	-	-
Total non-GAAP adjustments to unallocated corporate G&A	32,740	374
Non-GAAP unallocated corporate G&A	(7,024)	(2,889)
Non-GAAP unallocated corporate G&A as a % of total revenue	-8.3%	-16.2%

Total
Revenue	84,211	17,885
Operating (loss) income	(33,642)	14
Operating (loss) income as a % of total revenue	-39.9%	0.1%
Add back:
Depreciation and amortization	6,024	1,065
Stock option expense	23,932	181
Acquisition and integration costs	8,808	-
Amortization of inventory step up	3,668	-
Startup costs	957	160
Other non-recurring, third party costs	439	-
Total non-GAAP adjustments to operating (loss)	43,828	1,406
Non-GAAP operating income	10,186	1,420
Non-GAAP operating income as a % of total revenue	12.1%	7.9%